Volkswagen Credit Auto Master Trust 1996-1
-------------------------------------------------------------------------------

                   Distribution Date Statement: May 15, 2000

a.   Aggregate Amount of Collections                                          $391,897,238.14
     Aggregate Amount of Interest Collections                                 $  5,403,208.35
     Aggregate Amount of Principal Collections                                $386,494,029.79
     Investment Proceeds                                                      $          0.00

b.   Series Allocation Percentage                                                      100.00%
     Floating Allocation Percentage                                                     50.58%
     Fixed Allocation Percentage                                                        50.58%

c.   Total Amount Distributed on Series 1996-1                                $  1,834,583.33

d.   Amount of Such Distribution Allocable to Principal on 1996-1             $          0.00

e.   Amount of Such Distribution Allocable to Interest on 1996-1              $  1,834,583.33

f.   Investor Default Amount                                                  $          0.00

g.   Draw Amount                                                              $          0.00

h.   Investor Charge Offs                                                     $          0.00
     Amounts of Reimbursements                                                $          0.00

i.   Monthly Servicing Fee                                                               1.00%

j.   Expected Controlled Distribution Amount                                  $187,500,000.00

k.   Invested Amount                                                          $375,000,000.00

l.   Pool Factor                                                                       100.00%

m.   Available Subordinated Amount                                            $ 60,363,612.28

n.   Reserve Fund Balance                                                     $  1,875,000.00

o.   Principal Funding Account Balance                                        $195,488,680.27
     Yield Supplement Account Balance                                         $  1,875,000.00

VW CREDIT, INC. - SERVICER
15-May-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                 Monthly Servicer Report Input and Summary Page
                                 ----------------------------------------------

 TRANSACTION SUMMARY                                                                    From           To       Days
--------------------                                                              ----------------  ---------  -----
Current Interest Period                                                               4/17/2000     5/14/2000    28

Series Allocation Percentage                                                               100.00%

Initial Principal Balance                                                         $375,000,000.00
Outstanding Principal Balance                                                     $375,000,000.00
Principal Balance of Receivables for Determination Date                           $711,056,520.46
Amount Invested in Receivables on Series Issuance Date                            $375,000,000.00
Initial Invested Amount                                                           $375,000,000.00
Invested Amount at the Beginning of Period                                        $375,000,000.00
Invested Amount                                                                   $375,000,000.00
Required Subordinated Amount                                                      $ 60,363,612.28
Excess Funded Amount                                                              $          0.00

Available Subordinated Amount (previous period)                                   $108,922,782.50

Incremental Subordinated Amount (previous period)                                 $  7,964,370.13

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                          $  1,875,000.00
Yield Supplement Account Beginning Balance                                        $  1,875,000.00
Yield Supplement Account Required Amount                                          $  1,875,000.00

Reserve Fund Initial Deposit                                                      $  1,875,000.00
Reserve Fund Required Amount                                                      $  1,875,000.00
Reserve Fund Beginning Balance                                                    $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance                                  $    541,746.88
Yield Supplement Account Draw Amount                                              $          0.00
Outstanding Carryover Amount - Ending Balance                                     $          0.00
Yield Supplement Account Balance - Ending Balance                                 $  1,875,000.00
Yield Supplement Account Required Deposit Amount                                  $          0.00

Reserve Fund Draw Amount                                                          $          0.00
Reserve Fund Ending Balance                                                       $  1,875,000.00

Reserve Fund Required Deposit Amount                                              $          0.00

1-month LIBOR Rate (annualized)                                                         6.1300000%
Certificate Coupon (annualized)                                                         6.2900000%
Prime Rate (annualized)                                                                 9.0000000%
Servicing Fee Rate (annualized)                                                             1.000%
Excess Spread                                                                           1.8700000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                           $741,437,302.22
Pool Balance at the Ending of Period                                              $746,358,392.41
Average Aggregate Principal Balance                                               $743,897,847.32

Aggregate Principal Collections                                                   $382,659,464.90

New Principal Receivables                                                         $388,095,121.32
Receivables Added for Additional Accounts                                         $          0.00
Investor Default Amount                                                           $          0.00
Net Losses                                                                        $          0.00
Monthly Interest Accrued, but not Paid                                            $          0.00
Ineligible Receivables                                                            $    179,520.00

Ineligible Receivables in Prior Collection Period                                 $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                        $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                             $          0.00
Spread Over Prime for Portfolio                                                              0.16%
Weighted Average Interest Rate                                                               9.16%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                 0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                               $ 42,535,288.48
Used Vehicle Percentage                                                   5.699%
Used Vehicle Percentage During Last Collection Period                     5.508%
Early Amortization Event?                                             NO
Largest Dealer or Dealer Affiliation Balance                    $ 23,218,634.21
Largest Dealer Percentage                                                 3.132%

Aggregate Principal Amount of Receivables of Dealers over 2%    $ 11,649,087.73
Aggregate % Principal Amount of Receivables of Dealers over 2%            1.561%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                 $391,897,238.14
Aggregate Amount of Interest Collections                        $  5,403,208.35

Investment Proceeds                                             $          0.00
Aggregate Amount of Principal Collections                       $386,494,029.79
Asset Receivables Rate                                                    6.146%
Use Asset Receivables Rate?                                           YES
Carryover Amount (this Distribution Date)                       $    541,746.88
Total Carryover Amount                                                      N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                      51.44%
Previous Collection Period Monthly Payment Rate                           59.82%
Monthly Payment Rate 3 months ago                                         49.05%
3-month Average Payment Rate                                              53.44%
12-month Minimum Payment Rate                                             49.05%
Early Amortization Event?                                             NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                              NO
Last Day of Revolving Period                                           03/31/00
Invested Amount as of Last Day of Revolving Period              $375,000,000.00
Accumulation Period Length (months)                                           2
First Accumulation Date                                                04/01/00
Expected Final Payment Date                                            06/15/00
Required Participation Percentage                                          4.00%
Principal Funding Account Balance                               $195,488,680.27

Principal Payment Amount                                        $          0.00
Controlled Deposit Amount                                       $187,500,000.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                             $  1,834,583.33
ii.   Monthly Servicing Fee Distribution                        $          0.00
iii.  Reserve Fund Deposit Amount Distribution                  $          0.00
iv.  Investor Default Amount Distribution                       $          0.00
v.  Outstanding Carryover Amount Distribution                   $    541,746.88
vi. Yield Supplement Account Deposit Amount Distribution        $          0.00
                                                                ---------------
Excess Servicing                                                $    356,474.19

Excess Servicing (Previous Period)                              $    281,522.24

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                               $           0.0
Draw Amount                                                     $           0.0

VW CREDIT, INC. -- SERVICER
15-May-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------


                    Collections             Accrual         Distribution
                ------------------          -----------------------------
From:                    17-Apr-00
To:                      14-May-00
Days:                           28

LIBOR Rate               6.1300000%
(1 month)
                                                             (878,209.27)
Series #                     1     Active
VCI Rating:                N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                          Series                                     Excess    Required        Required       Outstanding
Series        Series    Allocation     Invested       Subordinated   Funded  Participation  Participation     Certificate
Number         Name     Percentage      Amount           Amount      Amount   Percentage        Amount          Balance
-------  -------------  ----------  ---------------  --------------  ------  -------------  --------------  ---------------
         Trust                      $375,000,000.00  $60,363,612.28   $0.00       N/A       $15,000,000.00
1        Series 1996-1     100.00%  $375,000,000.00  $60,363,612.28   $0.00      4.00%      $15,000,000.00  $375,000,000.00

VW CREDIT, INC. -- SERVICER
15-May-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


INITIAL AMOUNTS                                                               EXCESS SPREAD CALCULATION
---------------                                                               -------------------------
Initial Invested Amount               $375,000,000.00                         Weighted Average Rate Charged to    9.16%
                                                                              Dealers
Invested Amount                       $375,000,000.00                         LIBOR                               6.13%
Controlled Accumulation Amount        $187,500,000.00                         Certificate Rate (LIBOR+16 b.p.)    6.29%
Required Subordinated Amount          $ 60,363,612.28                         Servicing Fee Rate                  1.00%
Annualized Servicing Fee Rate                    1.00%                        Investor Net Losses                 0.00%
                                                                                                                  ----
First Controlled Accumulation Date    01-Apr-00                               Excess Spread                       1.87%
Accumulation Period Length (months)                 2
Expected Final Payment Date              15-Jun-00
Initial Settlement Date                     28-Mar-96
Required Participation Percentage                4.00%
Subordinated Percentage                         14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
-----------------------------------------------    ---------------     ---------------     --------------------    --------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $60,363,612.28       $0.00
  Floating Allocation Percentage                             50.58%              50.58%
  Fixed Allocation Percentage                                50.58%

Principal Collections                              $386,494,029.79     $386,494,029.79             N.A.              N.A.
New Principal Receivables                           388,095,121.32     $388,095,121.32             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $187,500,000.00     $187,500,000.00             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $60,260,528.90       $0.00
  Floating Allocation Percentage                             50.24%              50.24%

Non-Principal Receivables
-------------------------

Interest Collections                               $  2,732,804.41
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER
15-May-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                         Current                  Previous
----------------------------------                         -------                  --------
Available Subordination Amount (Previous)                 $108,922,782.50         $108,240,665.31
  Required Subordination Draw Amount                      $          0.00         $          0.00
  Reserve Fund Funds to Inv. Default Amount               $          0.00         $          0.00
  Excess Servicing (Previous Period)                      $    281,522.24         $    682,117.19
                                                          ---------------         ---------------
(a) Available Subordinated Amount?                        $109,204,304.74         $108,922,782.50

(b) Available Subordinated Amount?                        $ 53,571,428.57         $ 53,571,428.57

Available Subordinated Amount                             $ 60,363,612.28         $ 61,535,798.71

Incremental Subordinated Amount                           $  6,792,183.71         $  7,964,370.13
  Overconcentration Amount                                $ 11,649,087.73         $ 13,596,128.58

Beginning Reserve Fund Balance                            $  1,875,000.00         $  1,875,000.00
Reserve Fund Required Balance                             $  1,875,000.00         $  1,875,000.00
Reserve Fund Draw                                         $          0.00         $          0.00
Reserve Fund Required Deposit                             $          0.00         $          0.00
Reserve Fund Deposit Amount                               $          0.00         $          0.00
Reserve Fund Release                                      $          0.00         $          0.00
Ending Reserve Fund Balance                               $  1,875,000.00         $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                            $  5,403,208.35         $  5,217,085.28
  Certificateholder Interest Collections                  $  2,732,804.41         $  2,712,811.30
  Subordinate Interest Collections                        $    439,898.52         $    445,160.03
Investment Income                                         $          0.00         $          0.00
Reserve Fund Balance                                      $  1,875,000.00         $  1,875,000.00
                                                          ---------------         ---------------
Total Interest  Available                                 $  5,047,702.94         $  5,032,971.33

Interest Shortfall                                        $          0.00         $          0.00
Additional Interest                                       $          0.00         $          0.00
Carry-over Amount                                         $    541,746.88         $          0.00
Carry-over Shortfall                                      $          0.00         $          0.00
Additional Carry-over Shortfall                           $          0.00         $          0.00

Monthly Servicing Fee                                     $    619,914.87         $    609,421.07
Investor Monthly Servicing Fee                            $          0.00         $    312,500.00